Exhibit 99.1

Thomas & Betts Corporation Reports Fourth Quarter and Full Year 2010 Net Earnings from Continuing Operations of $0.77 and $2.75 per Share, Excluding Unusual Items

2011 Full-Year Operating Earnings Guidance of $3.15 to $3.35 per Share

  4Q10 sales - $532.5 million, up 11.5%
  4Q10 net earnings from continuing operations - $0.77 per share, excluding unusual items
  2010 full-year free cash flow - $242.3 million
  2011 full year earnings guidance - $3.15 - $3.35 per share

NOTE: Financial metrics discussed in the commentary section of this press release exclude discontinued operations and unusual items in all time periods unless otherwise noted. E.P.S. amounts are on a diluted basis. The accompanying financial tables present financial information in accordance with GAAP as well as non-GAAP reconciliations for items discussed in the commentary, as well as quarterly information on continuing and discontinued operations for 2010 and 2009. Investors are strongly encouraged to consider all available information in their evaluation of Thomas & Betts.

MEMPHIS, Tenn.--(BUSINESS WIRE)--January 31, 2011--Thomas & Betts Corporation (NYSE:TNB) today reported an 11.5% increase in net sales and a 13.8% increase in net earnings from continuing operations for the fourth quarter 2010.

Sales in the quarter were $532.5 million, up 11.5% compared to the fourth quarter 2009. Acquisitions accounted for $35.7 million or 7.5% of the increase while organic sales growth accounted for approximately 5%. Price negatively impacted sales by approximately 1% in the quarter while the impact of foreign currency was negligible.

Fourth quarter 2010 net earnings increased 13.8% to $40.3 million compared to $35.4 million in the prior-year period. Earnings per share increased 14.9% to $0.77. Earnings in the current quarter benefitted from a significant decline in the effective tax rate resulting from routine income tax estimate revisions.

Full-year 2010 net sales increased 9.4% to $2.0 billion. Acquisitions accounted for $98.7 million or 5.4% of the sales increase while organic sales growth accounted for approximately 4%.

Full-year 2010 net earnings increased 28.2% percent to $145.3 million compared to $113.3 million last year. Earnings per share increased 28.5% year over year to $2.75 compared to $2.14 for 2009.

“2010 was an active and successful year for Thomas & Betts, capped by sales growth of nearly 10% and an improvement in operating earnings per share of over 28%,” said Dominic J. Pileggi, chairman and chief executive officer. “Demand in our end markets played out as we predicted and we executed as planned – both tactically in response to challenging market dynamics and strategically in preparation for future growth. Notably, we completed three acquisitions which expanded our portfolio of leading brands, enhanced our specifiable product mix and improved and expanded our geographic footprint.”

“We further refined our portfolio by divesting our non-strategic communications products business and enhanced our market leadership by focusing our sales efforts in the most active vertical markets. Lastly, our focus on continuous productivity improvement allowed us to consolidate two facilities in 2010 and initiate two additional consolidation projects expected to be completed in 2011.”

SEGMENT HIGHLIGHTS:

Fourth quarter 2010 consolidated segment earnings were $96.9 million, or 18.2% of sales, compared to $94.0 million, or 19.7% of sales, in the fourth quarter 2009. The decline in segment earnings as a percent of sales is primarily due to a less favorable project mix and a more competitive pricing environment in the Steel Structures segment as well as the impact of customary purchase accounting adjustments related to the current-quarter international acquisition of Cable Management Group, Ltd. (CMG, Ltd.)

For the full year 2010, consolidated segment earnings increased 15.2% to $376.4 million compared to $326.7 million in 2009. As a percent of sales, segment earnings improved 100 basis points to 18.8% of sales. Favorable Electrical segment product mix, improved volumes and the benefits from prior and current-year right-sizing activities contributed to the earnings improvement.

Electrical:

Fourth quarter 2010 Electrical sales increased 17.8% to $442.9 million compared to $376.1 million in the prior-year period. Acquisitions accounted for $35.7 million or 9.5% of the sales increase. Organic sales growth was approximately 9% and was driven by higher industrial and utility distribution volume. The effects of price and currency were largely offset in the quarter.

Electrical segment earnings were $82.6 million in the fourth quarter or 18.6% of sales. This compares to $76.5 million or 20.3% of sales in the prior-year period. As a percent of sales, segment earnings in the current quarter were adversely impacted by customary purchase accounting adjustments related to the acquisition of CMG, Ltd.

For the full year 2010, Electrical segment sales increased 12.8% to $1.7 billion. Acquisitions accounted for $98.7 million or 6.6% of the sales increase. Organic sales growth was approximately 4% and was driven by higher industrial and utility distribution volume. The impact of price was negligible while foreign currency benefitted sales by approximately 2%.

Full year 2010 Electrical segment earnings increased 23.9% to $323.6 million compared to $261.1 million. As a percent of sales, Electrical segment earnings increased 180 basis points to 19.3% compared to 17.5% of sales in 2009. The earnings improvement reflects improved product mix, higher volumes and the benefits from prior and current-year right-sizing activities.

Steel Structures:

Fourth quarter 2010 Steel Structures sales were $53.1 million, down 20.3% compared to the prior-year period. Segment earnings were $5.9 million or 11.1% of sales in the quarter. As expected, Steel Structures segment earnings were lower than the historical mid-teens range as a result of project mix and a more competitive pricing environment.

Full year 2010 Steel Structures sales were $219.9 million, down 6.2% from the full year 2009. Higher year-over-year production levels of approximately 9% were masked by the revenue impact of lower year-over-year steel prices. Segment earnings for the full year were $34.9 million or 15.9% of sales compared to $47.4 million or 20.2% of sales in 2009.

HVAC:

Fourth quarter 2010 HVAC segment sales increased 4.6% to $36.5 million compared to $34.9 million last year. Earnings increased to $8.4 million or 23.1% of sales, a 390 basis point improvement in earnings as a percent of sales compared to the prior-year period.

For the full year, HVAC segment sales decreased 3.7% to $105.8 million largely as a result of continued declines in commercial activity. Segment earnings were $17.9 million or 16.9% of sales for the full year 2010 compared to $18.2 million or 16.6% of sales in 2009.

BALANCE SHEET AND LIQUIDITY HIGHLIGHTS:

Free cash flow was $242.3 million for the full year 2010. Continued strong working capital management drove the strong cash performance. At year end 2010, working capital was 13.0% of sales compared to 14.0% in 2009. The underlying improvement in working capital is sixty basis points excluding the impact of the communications products divestiture on net sales.

Primary uses of cash during 2010 included: $245 million used for strategic acquisitions; $66.5 million for the repurchase of 1,575,000 shares of stock; $65 million for repayment of outstanding indebtedness on the company’s revolving credit facility; and $33.4 million for capital expenditures. The company divested its non-strategic communications products business for $78 million cash in the fourth quarter 2010.

Total debt to total capitalization was 28.1% at year-end 2010, down from 32.3% at year-end 2009. The company ended 2010 with $455 million in cash and had $441 million of availability under its existing credit agreements.

UNUSUAL ITEMS AND DISCONTINUED OPERATIONS:

The company initiated two facility consolidations in the fourth quarter 2010 which impacted Gross Profit and Segment Earnings by $5.9 million pre-tax ($3.7 million net-of-tax or $0.07 per share in the quarter). At the segment earnings level, the $5.9 million impact is comprised of $1.7 million pre-tax in the HVAC segment and $4.2 million pre-tax in the Electrical segment.

Additional charges impacting the full year 2010 were: a facility consolidation charge impacting Gross Profit and Segment Earnings of $3.2 million in the Electrical segment ($2.1 million net-of-tax or $0.04 per share); an environmental remediation charge impacting SG&A and Corporate Expense of $5.3 million pre-tax ($3.3 million net-of-tax or $0.06 per share); and a $1.5 million ($0.03 per share) benefit related to the release of tax reserves. Total unusual items for full year 2010 were $14.4 million pre-tax ($7.6 million net-of-tax or $0.14 per share).

Unusual items in the fourth quarter 2009 were: a facility consolidation charge impacting Gross Profit and Electrical Segment Earnings of $3.6 million pre-tax ($2.2 million net-of-tax or $0.04 per share); asset impairment charges impacting Earnings From Operations of $5.8 million pre-tax ($3.6 million net-of-tax or $0.07 per share); and a $6.4 million pre-tax ($4.1 million net-of-tax or $0.08 per share) charge for debt refinancing impacting Net Earnings From Continuing Operations. Total unusual items for the fourth quarter 2009 were $15.8 million pre-tax ($9.9 million net-of-tax or $0.19 per share).

Full-year 2009 performance also included an environmental remediation charge impacting SG&A and Corporate Expense of $4.0 million pre-tax ($2.5 million net-of-tax or $0.04 per share). Total unusual items for the full-year 2009 were $19.8 million pre-tax ($12.4 million net-of-tax or $0.23 per share).

In November 2010, Thomas & Betts divested its non-strategic communications products business for cash consideration of $78 million. Quarterly results for 2010 and 2009 have been restated to reflect the divestiture. Previously included in the Electrical Segment, this business contributed $52.7 million in sales and $0.15 in earnings per share for 2010 including the net gain on sale and $65.9 million in sales and $0.13 per share in 2009. All amounts are reflected as discontinued operations in the accompanying consolidated financial statements.

GAAP EARNINGS:

Fourth quarter 2010 net earnings were $40.0 million or $0.76 per share compared to $27.1 million or $0.51 per share in the prior-year period. Earnings from continuing operations were $36.6 million, or $0.70 per share, and $25.5 million, or $0.48 per share, in the fourth quarter 2010 and 2009, respectively.

Full-year 2010 net earnings were $145.6 million or $2.76 per share compared to $107.9 million or $2.04 per share in 2009. Earnings from continuing operations were $137.7 million, or $2.61 per share, and $100.9 million, or $1.91 per share, for the full year 2010 and 2009, respectively.

FORWARD-LOOKING GUIDANCE:

"We entered 2011 with solid top line and earnings momentum created by: three strategic acquisitions, our successful focus on vertical markets and strong incremental margins," said Pileggi. "Thomas & Betts is extremely well positioned to leverage the global economic recovery that appears to be gaining traction. We are seeing improvement in nearly all of the end markets we serve. Our outlook is for continued recovery in industrial markets and elevated utility distribution spending. We expect growth in residential, institutional and industrial construction, albeit at levels somewhat lower than we observed in 2010. The second half of 2011 should see the multi-year deterioration in commercial construction cease and activity levels flatten out. Lastly, while we remain bullish on the future outlook for utility transmission spending, we believe 2011 will show only modest growth and will remain highly competitive."

"Based on our outlook, we anticipate that Thomas & Betts sales will grow in the mid- to high-single digit range for the full year 2011 and net earnings from continuing operations will be within the range of $3.15 to $3.35 per share," concluded Pileggi.

CORPORATE OVERVIEW:

Thomas & Betts Corporation (www.tnb.com) is a leading designer and manufacturer of electrical components used in industrial, commercial and utility markets. The company is also a leading producer of commercial heating and ventilation units and highly engineered steel structures used for utility transmission. Headquartered in Memphis, Tenn., the company has manufacturing, distribution and office facilities worldwide.

CONFERENCE CALL AND WEBCAST INFORMATION:

Date:	Monday, January 31, 2011
Time:	10:00 a.m. Eastern (9:00 a.m. Central)
Phone:	201-689-8341
URL:	http://investor.tnb.com (audio only)
Replay:	201-612-7415, account 9517, code 364589 (through February 14, 2011).

CAUTIONARY STATEMENT:

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are identified by terms such as “expected,” “includes,” “will,” and “could” and make assumptions regarding the company’s operations, business, economic and political environment. Actual results may be materially different from any results expressed or implied by such forward-looking statements. Please see the “Risk Factors” section of the company’s current Form 10-K for further information related to these uncertainties. The company undertakes no obligation to publicly revise any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Year Ended

	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
		Restated		Restated

Net sales	$532,524	$477,645	$2,004,366	$1,832,708

Cost of sales	374,024	328,406	1,387,334	1,279,474
Gross profit	158,500	149,239	617,032	553,234
Gross profit - % of net sales	29.8%	31.2%	30.8%	30.2%

Selling, general and administrative	106,389	93,948	396,269	367,022
Selling, general and administrative - % of net sales	20.0%	19.7%	19.8%	20.0%

Intangible asset impairment	-	5,794	-	5,794

Earnings from operations	52,111	49,497	220,763	180,418
Earnings from operations - % of net sales	9.8%	10.4%	11.0%	9.8%

Interest expense, net	(8,809)	(9,166)	(35,124)	(35,483)
Loss on extinguishment of debt	-	(6,391)	-	(6,391)
Other (expense) income, net	(389)	197	(299)	1,846

Earnings before income taxes	42,913	34,137	185,340	140,390

Income tax provision	6,280	8,630	47,604	39,455
Effective tax rate	14.6%	25.3%	25.7%	28.1%

Net earnings from continuing operations	36,633	25,507	137,736	100,935

Earnings from discontinued operations, net	3,350	1,562	7,904	6,975

Net earnings	$39,983	$27,069	$145,640	$107,910

Basic earnings (loss) per share:
Continuing operations	$0.71	$0.49	$2.66	$1.93
Discontinued operations	0.07	0.03	0.16	0.14
Net earnings	$0.78	$0.52	$2.82	$2.07

Diluted earnings (loss) per share:
Continuing operations	$0.70	$0.48	$2.61	$1.91
Discontinued operations	0.06	0.03	0.15	0.13
Net earnings	$0.76	$0.51	$2.76	$2.04

Average shares outstanding:
Basic	51,236	51,856	51,717	52,244
Diluted	52,514	52,861	52,777	52,958

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Segment Information
(In thousands)
(Unaudited)

	Quarter Ended		Year Ended

	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
		Restated		Restated

Net sales:
Electrical	$442,886	$376,115	$1,678,645	$1,488,334
Steel Structures	53,144	66,645	219,897	234,462
HVAC	36,494	34,885	105,824	109,912

Total net sales	$532,524	$477,645	$2,004,366	$1,832,708

Segment earnings:
Electrical	$78,415	$72,842	$316,201	$257,447
Steel Structures	5,908	10,803	34,935	47,433
HVAC	6,679	6,708	16,145	18,213

Total reportable segment earnings	$91,002	$90,353	$367,281	$323,093

Corporate expense	(12,113)	(9,507)	(52,318)	(47,423)
Depreciation and amortization expense	(20,821)	(18,261)	(79,596)	(73,296)
Share-based compensation expense	(5,957)	(7,294)	(14,604)	(16,162)
Intangible asset impairment	-	(5,794)	-	(5,794)
Interest expense, net	(8,809)	(9,166)	(35,124)	(35,483)
Loss on extinguishment of debt	-	(6,391)	-	(6,391)
Other (expense) income, net	(389)	197	(299)	1,846

Earnings before income taxes	$42,913	$34,137	$185,340	$140,390

Segment earnings - % of net sales:
Electrical	17.7%	19.4%	18.8%	17.3%
Steel Structures	11.1%	16.2%	15.9%	20.2%
HVAC	18.3%	19.2%	15.3%	16.6%
Total	17.1%	18.9%	18.3%	17.6%

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2010	2009

ASSETS

Current assets:
Cash and cash equivalents	$455,198	$478,613
Restricted cash	358	2,918
Receivables, net	230,203	197,640
Inventories	220,250	209,268
Other current assets	51,086	55,544
Total current assets	957,095	943,983

Net property, plant and equipment	305,796	296,820
Goodwill	967,889	902,053
Other intangible assets, net	340,544	243,930
Other assets	61,069	66,621

Total assets	$2,632,393	$2,453,407

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt	$322	$522
Accounts payable	190,839	149,556
Accrued liabilities	126,241	113,654
Income taxes payable	26,263	8,849
Total current liabilities	343,665	272,581

Long-term debt, net of current maturities	574,090	638,014
Other long-term liabilities	247,856	201,603

Shareholders' equity	1,466,782	1,341,209

Total liabilities and shareholders' equity	$2,632,393	$2,453,407

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended

	December 31,	December 31,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$145,640	$107,910
Adjustments:
Gain on sale of divested business, net	(3,338)	-
Depreciation and amortization	81,060	75,106
Share-based compensation expense	14,875	16,315
Intangible asset impairment	-	5,794
Loss on extinguishment of debt	-	6,391
Changes in operating assets and liabilities, net (a):
Receivables	(15,051)	37,669
Inventories	(6,013)	74,815
Accounts payable	32,209	(36,456)
Accrued liabilities	7,319	(40,109)
Income taxes payable	4,348	1,580
Pension and other postretirement benefits	14,698	30,201
Funding to qualified pension plans	(2,386)	(51,655)
Other	2,351	10,301
Net cash provided by (used in) operating activities	275,712	237,862

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of businesses, net of cash acquired	(175,503)	-
Proceeds from sale of divested business	78,000	-
Purchases of property, plant and equipment	(33,397)	(41,106)
Restricted cash used for change in control payments	2,560	5,053
Other	219	962
Net cash provided by (used in) investing activities	(128,121)	(35,091)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock options exercised	19,706	2,974
Repurchase of common shares	(66,461)	(24,907)
Revolving credit facility proceeds (repayments), net	(65,000)	-
Repayments of debt and other borrowings	(70,781)	(273,760)
Proceeds from issuance of debt	-	247,965
Other	2,870	(5,382)
Net cash provided by (used in) financing activities	(179,666)	(53,110)

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	8,660	36,458

Net increase (decrease) in cash and cash equivalents	(23,415)	186,119
Cash and cash equivalents at beginning of period	478,613	292,494
Cash and cash equivalents at end of period	$455,198	$478,613

Cash payments for interest	$36,489	$36,940
Cash payments for income taxes	$46,659	$31,240

(a) Net of foreign exchange and acquisition effects

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Selected Information
(In millions, except E.P.S.)
(Unaudited)

Reconciliation of Unusual Items

	Quarter Ended

	December 31, 2010		December 31, 2009
	Net-of-Tax	E.P.S.	Net-of-Tax	E.P.S.

Reported net earnings from continuing operations	$36.6	$0.70	$25.5	$0.48

Unusual Items:
Debt refinancing	-	-	4.1	0.08
Facility consolidations	3.7	0.07	2.2	0.04
Intangible asset impairment	-	-	3.6	0.07
Total unusual items	3.7	0.07	9.9	0.19

Net earnings from continuing operations excluding unusual items	$40.3	$0.77	$35.4	$0.67

	Year Ended

	December 31, 2010		December 31, 2009
	Net-of-Tax	E.P.S.	Net-of-Tax	E.P.S.

Reported net earnings from continuing operations	$137.7	$2.61	$100.9	$1.91

Unusual Items:
Debt refinancing	-	-	4.1	0.08
Facility consolidations	5.8	0.11	2.2	0.04
Environmental site remediation	3.3	0.06	2.5	0.04
Intangible asset impairment	-	-	3.6	0.07
Release of a tax reserve for resolution of outstanding tax issue	(1.5)	(0.03)	-	-
Total unusual items	7.6	0.14	12.4	0.23

Net earnings from continuing operations excluding unusual items	$145.3	$2.75	$113.3	$2.14

Note: The Selected Information above is not calculated in accordance with Generally Accepted Accounting Principles (GAAP) and should not be considered a substitute for or superior to financial measures in accordance with GAAP. Management believes these non-GAAP financial measures provide investors and our management with additional useful information to measure and forecast our liquidity and operating results and to compare our liquidity and operating results on a more consistent basis against that of other companies in the markets that we serve.

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Selected Information (continued)
(In millions)
(Unaudited)

Reconciliation of Unusual Items - Segment Earnings

	Quarter Ended

	December 31, 2010				December 31, 2009
	Electrical	Steel	HVAC	Total	Electrical	Steel	HVAC	Total

Reported segment earnings	$78.4	$5.9	$6.7	$91.0	$72.9	$10.8	$6.7	$90.4

Unusual Items:
Facility consolidations	4.2	-	1.7	5.9	3.6	-	-	3.6
Total unusual items	4.2	-	1.7	5.9	3.6	-	-	3.6

Segment earnings excluding unusual items	$82.6	$5.9	$8.4	$96.9	$76.5	$10.8	$6.7	$94.0
Segment earnings - % of net sales	18.6%	11.1%	23.1%	18.2%	20.3%	16.2%	19.2%	19.7%

	Year Ended

	December 31, 2010				December 31, 2009
	Electrical	Steel	HVAC	Total	Electrical	Steel	HVAC	Total

Reported segment earnings	$316.2	$34.9	$16.2	$367.3	$257.5	$47.4	$18.2	$323.1

Unusual Items:
Facility consolidations	7.4	-	1.7	9.1	3.6	-	-	3.6
Total unusual items	7.4	-	1.7	9.1	3.6	-	-	3.6

Segment earnings excluding unusual items	$323.6	$34.9	$17.9	$376.4	$261.1	$47.4	$18.2	$326.7
Segment earnings - % of net sales	19.3%	15.9%	16.9%	18.8%	17.5%	20.2%	16.6%	17.8%

Note: The Selected Information above is not calculated in accordance with Generally Accepted Accounting Principles (GAAP) and should not be considered a substitute for or superior to financial measures in accordance with GAAP. Management believes these non-GAAP financial measures provide investors and our management with additional useful information to measure and forecast our liquidity and operating results and to compare our liquidity and operating results on a more consistent basis against that of other companies in the markets that we serve.

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
Selected Information (continued)
(In thousands, except ratios)
(Unaudited)

Reconciliation of Free Cash Flow

	Year Ended

	December 31,	December 31,
	2010	2009

Net cash provided by (used in) operating activities	$275,712	$237,862

Less: Purchases of property, plant and equipment	(33,397)	(41,106)

Add: Voluntary pension contribution	-	50,000

Free Cash Flow	$242,315	$246,756

Reconciliation of Working Capital as a Percentage of Sales

	December 31,	December 31,
	2010	2009

Receivables, net	$230,203	$197,640
Inventories	220,250	209,268
Accounts payable	(190,839)	(149,556)
Working capital	$259,614	$257,352

Net sales - rolling 4 quarters	$2,004,366	$1,832,708

Working capital as a percentage of sales	13.0%	14.0%

Reconciliation of Total Debt-to-Total Capitalization

	December 31,	December 31,
	2010	2009

Current maturities of long-term debt	$322	$522
Long-term debt, net of current maturities	574,090	638,014
Total debt	574,412	638,536

Shareholders' equity	1,466,782	1,341,209

Total capitalization	$2,041,194	$1,979,745

Total debt-to-total capitalization	28.1%	32.3%

Note: The Selected Information above is not calculated in accordance with Generally Accepted Accounting Principles (GAAP) and should not be considered a substitute for or superior to financial measures in accordance with GAAP. Management believes these non-GAAP financial measures provide investors and our management with additional useful information to measure and forecast our liquidity and operating results and to compare our liquidity and operating results on a more consistent basis against that of other companies in the markets that we serve.

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
2010 Consolidated Statements of Operations
Restated For Sale of Divested Business
(In thousands, except per share data)
(Unaudited)

	Quarter Ended				Year Ended

	March 31,	June 30,	September 30,	December 31,	December 31,
	2010	2010	2010	2010	2010
	Restated	Restated	Restated

Net sales	$453,629	$499,980	$518,233	$532,524	$2,004,366

Cost of sales	319,029	342,185	352,096	374,024	1,387,334
Gross profit	134,600	157,795	166,137	158,500	617,032
Gross profit - % of net sales	29.7%	31.6%	32.1%	29.8%	30.8%

Selling, general and administrative	88,479	103,931	97,470	106,389	396,269
Selling, general and administrative - % of net sales	19.5%	20.8%	18.8%	20.0%	19.8%

Earnings from operations	46,121	53,864	68,667	52,111	220,763
Earnings from operations - % of net sales	10.2%	10.8%	13.3%	9.8%	11.0%

Interest expense, net	(8,371)	(8,902)	(9,042)	(8,809)	(35,124)
Other (expense) income, net	130	935	(975)	(389)	(299)

Earnings before income taxes	37,880	45,897	58,650	42,913	185,340

Income tax provision	11,565	13,703	16,056	6,280	47,604
Effective tax rate	30.5%	29.9%	27.4%	14.6%	25.7%

Net earnings from continuing operations	26,315	32,194	42,594	36,633	137,736

Earnings from discontinued operations, net	1,637	1,407	1,510	3,350	7,904

Net earnings	$27,952	$33,601	$44,104	$39,983	$145,640

Basic earnings (loss) per share:
Continuing operations	$0.51	$0.62	$0.83	$0.71	$2.66
Discontinued operations	0.03	0.03	0.02	0.07	0.16
Net earnings	$0.54	$0.65	$0.85	$0.78	$2.82

Diluted earnings (loss) per share:
Continuing operations	$0.50	$0.61	$0.81	$0.70	$2.61
Discontinued operations	0.03	0.02	0.03	0.06	0.15
Net earnings	$0.53	$0.63	$0.84	$0.76	$2.76

Average shares outstanding:
Basic	52,067	51,965	51,602	51,236	51,717
Diluted	53,005	53,041	52,641	52,514	52,777

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
2010 Segment Information
Restated For Sale of Divested Business
(In thousands)
(Unaudited)

	Quarter Ended				Year Ended

	March 31,	June 30,	September 30,	December 31,	December 31,
	2010	2010	2010	2010	2010
	Restated	Restated	Restated

Net sales:
Electrical	$367,246	$429,341	$439,172	$442,886	$1,678,645
Steel Structures	59,897	49,624	57,232	53,144	219,897
HVAC	26,486	21,015	21,829	36,494	105,824

Total net sales	$453,629	$499,980	$518,233	$532,524	$2,004,366

Segment earnings:
Electrical	$63,888	$84,310	$89,588	$78,415	$316,201
Steel Structures	9,890	8,045	11,092	5,908	34,935
HVAC	4,291	2,307	2,868	6,679	16,145

Total reportable segment earnings	$78,069	$94,662	$103,548	$91,002	$367,281

Corporate expense	(9,887)	(17,703)	(12,615)	(12,113)	(52,318)
Depreciation and amortization expense	(18,460)	(20,261)	(20,054)	(20,821)	(79,596)
Share-based compensation expense	(3,601)	(2,834)	(2,212)	(5,957)	(14,604)
Interest expense, net	(8,371)	(8,902)	(9,042)	(8,809)	(35,124)
Other (expense) income, net	130	935	(975)	(389)	(299)

Earnings before income taxes	$37,880	$45,897	$58,650	$42,913	$185,340

Segment earnings - % of net sales:
Electrical	17.4%	19.6%	20.4%	17.7%	18.8%
Steel Structures	16.5%	16.2%	19.4%	11.1%	15.9%
HVAC	16.2%	11.0%	13.1%	18.3%	15.3%
Total	17.2%	18.9%	20.0%	17.1%	18.3%

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
2009 Consolidated Statements of Operations
Restated For Sale of Divested Business
(In thousands, except per share data)
(Unaudited)

	Quarter Ended				Year Ended

	March 31,	June 30,	September 30,	December 31,	December 31,
	2009	2009	2009	2009	2009
	Restated	Restated	Restated	Restated	Restated

Net sales	$443,606	$443,360	$468,097	$477,645	$1,832,708

Cost of sales	308,848	316,162	326,058	328,406	1,279,474
Gross profit	134,758	127,198	142,039	149,239	553,234
Gross profit - % of net sales	30.4%	28.7%	30.3%	31.2%	30.2%

Selling, general and administrative	91,091	91,327	90,656	93,948	367,022
Selling, general and administrative - % of net sales	20.6%	20.6%	19.3%	19.7%	20.0%

Intangible asset impairment	-	-	-	5,794	5,794

Earnings from operations	43,667	35,871	51,383	49,497	180,418
Earnings from operations - % of net sales	9.8%	8.1%	11.0%	10.4%	9.8%

Interest expense, net	(9,461)	(8,378)	(8,478)	(9,166)	(35,483)
Loss on extinguishment of debt	-	-	-	(6,391)	(6,391)
Other (expense) income, net	1,905	1,845	(2,101)	197	1,846

Earnings before income taxes	36,111	29,338	40,804	34,137	140,390

Income tax provision	10,803	8,598	11,424	8,630	39,455
Effective tax rate	29.9%	29.3%	28.0%	25.3%	28.1%

Net earnings from continuing operations	25,308	20,740	29,380	25,507	100,935

Earnings from discontinued operations, net	761	1,921	2,731	1,562	6,975

Net earnings	$26,069	$22,661	$32,111	$27,069	$107,910

Basic earnings (loss) per share:
Continuing operations	$0.48	$0.40	$0.56	$0.49	$1.93
Discontinued operations	0.02	0.03	0.06	0.03	0.14
Net earnings	$0.50	$0.43	$0.62	$0.52	$2.07

Diluted earnings (loss) per share:
Continuing operations	$0.48	$0.39	$0.56	$0.48	$1.91
Discontinued operations	0.01	0.04	0.05	0.03	0.13
Net earnings	$0.49	$0.43	$0.61	$0.51	$2.04

Average shares outstanding:
Basic	52,569	52,283	52,178	51,856	52,244
Diluted	52,952	53,019	52,858	52,861	52,958

THOMAS & BETTS CORPORATION AND SUBSIDIARIES
2009 Segment Information
Restated For Sale of Divested Business
(In thousands)
(Unaudited)

	Quarter Ended				Year Ended

	March 31,	June 30,	September 30,	December 31,	December 31,
	2009	2009	2009	2009	2009
	Restated	Restated	Restated	Restated	Restated

Net sales:
Electrical	$352,603	$365,722	$393,894	$376,115	$1,488,334
Steel Structures	61,945	54,950	50,922	66,645	234,462
HVAC	29,058	22,688	23,281	34,885	109,912

Total net sales	$443,606	$443,360	$468,097	$477,645	$1,832,708

Segment earnings:
Electrical	$55,816	$55,224	$73,565	$72,842	$257,447
Steel Structures	14,430	12,118	10,082	10,803	47,433
HVAC	5,722	2,562	3,221	6,708	18,213

Total reportable segment earnings	$75,968	$69,904	$86,868	$90,353	$323,093

Corporate expense	(11,198)	(11,810)	(14,908)	(9,507)	(47,423)
Depreciation and amortization expense	(18,315)	(18,722)	(17,998)	(18,261)	(73,296)
Share-based compensation expense	(2,788)	(3,501)	(2,579)	(7,294)	(16,162)
Intangible asset impairment	-	-	-	(5,794)	(5,794)
Interest expense, net	(9,461)	(8,378)	(8,478)	(9,166)	(35,483)
Loss on extinguishment of debt	-	-	-	(6,391)	(6,391)
Other (expense) income, net	1,905	1,845	(2,101)	197	1,846

Earnings before income taxes	$36,111	$29,338	$40,804	$34,137	$140,390

Segment earnings - % of net sales:
Electrical	15.8%	15.1%	18.7%	19.4%	17.3%
Steel Structures	23.3%	22.1%	19.8%	16.2%	20.2%
HVAC	19.7%	11.3%	13.8%	19.2%	16.6%
Total	17.1%	15.8%	18.6%	18.9%	17.6%

CONTACT:
Thomas & Betts Corporation
Tricia Bergeron, 901-252-8266
tricia.bergeron@tnb.com